THOMSON REUTERS STREETEVENTS EDITED TRANSCRIPT ANF - Abercrombie & Fitch Co at Telsey Advisory Group Consumer Conference EVENT DATE/TIME: MARCH 24, 2015 / 2:00PM GMT THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us ©2015 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies.

C O R P O R A T E P A R T I C I P A N T S Joanne Crevoiserat Abercrombie & Fitch Co. - EVP & CFO C O N F E R E N C E C A L L P A R T I C I P A N T S Dana Telsey Telsey Advisory Group - Analyst P R E S E N T A T I O N Dana Telsey - Telsey Advisory Group - Analyst I am delighted to have with us the Abercrombie & Fitch team; Joanne Crevoiserat, CFO since May 2014, having come from Kohl's and Brian Logan, Group VP of Finance and who joined Abercrombie in 1999, are here with us to share with us the changes that are going on at Abercrombie. As Arthur Martinez, Executive Chairman of Abercrombie, recently stated, the Company is going through a period of significant transition. Merchandise assortments are evolving, the store fleet is being rationalized and store reinvestment is occurring with both investment in DTC and omnichannel certainly in progress, along with while maintaining a focus on expense reduction and enhancing productivity. To tell us more about the state of Abercrombie and where it is going, we are very pleased to have Joanne and Brian here with us today. They're going to do a brief presentation and then we will resume with a breakout at 10:55 in the Hudson River Park Room. Thank you. Joanne Crevoiserat - Abercrombie & Fitch Co. - EVP & CFO Thanks, Dana. After that introduction, I think we have covered it, so appreciate you coming. No, I'm kidding. Good morning. Again, thanks, Dana, for hosting us today. Before we start, a little housekeeping. I'd like to remind you that any forward-looking statements that we may make today are subject to the Safe Harbor statement found in our SEC filings. Also please refer to our 8-K filed on March 5 for a reconciliation of non-GAAP measures that we'll be referencing in this presentation. As Dana mentioned, we are going to keep our prepared comments fairly brief today and primarily recap the key themes from our last earnings call. 2014 was obviously a difficult year as our results came in well below our initial expectations. An expected improvement in comp store sales did not materialize as a significant reduction in the logo business weighed heavily on our sales, particularly in the back half of the year. And comp sales ended the year down 8%. While we were able to offset most of the gross profit impact from the sales decline through expense reduction efforts, including through our profit improvement initiative, we ended the year with adjusted non-GAAP operating income down 14% and earnings per share down 19% versus last year. The consumer and competitive environment remain challenging with wallet and channel shift, as well as macro headwinds, particularly in Europe. That, coupled with a deliberate shift in our assortment, has resulted in significant comp sales declines over the past two years. And that has meant, after three years of growth in adjusted non-GAAP earnings per share, that metric has also declined in each of the last two years, further illustrating our model sensitivity to top-line comp sales. While we are fully aware of the challenges we face, there were a number of takeaways from 2014 that give us increased conviction that we are on the right path to improved profitability and deliver value to shareholders. These include the transformation to a branded organization, which has increased our focus on brand differentiation and bottom-line accountability. We know major changes to our assortment need to be introduced gradually for a more seamless transition. The new Hollister storefront and UK price tests proved to be successful in generating both sales and margin dollar growth. Expanded omnichannel capabilities in the US, including ship from store and order in-store, also proved to be accretive to 2 THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us ©2015 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies. MARCH 24, 2015 / 2:00PM, ANF - Abercrombie & Fitch Co at Telsey Advisory Group Consumer Conference

both sales and margin dollars. And based on the initial steps taken in 2014, wholesaling, franchising and licensing arrangements can be effective in further expanding our brand reach. So building from these learnings, we have adjusted our strategic priorities, which we believe will be significant in driving the business forward. These include improving store productivity, continuing to invest in DTC and omnichannel capabilities, driving ongoing process improvement and cost management, pursuing additional opportunities to expand our brand reach and ensuring we are properly organized for the next phase of growth and increasing accountability throughout the organization to the bottom line. So coming back to improving store productivity, we see that being accomplished through a combination of evolving the merchandising assortment, adjusting our pricing and promotional strategy, improving the customer experience, as well as continuing to rationalize the store fleet and I'll touch on each of these points further. First, we are highly focused on evolving the merchandise assortment. In addition to ensuring the design and product content to reflect trend, we are also focused on striking the right balance between fashion relevance, quality and value, building tailored assortments where our broadest offering will be in the DTC channel and North America and international assortments will be adjusted based on customer preference in each of these regions; balancing our category offerings with a focus on improving the tops business and buying with greater conviction behind the big ideas and depth behind our highest volume items. We are excited by the opportunity we see here and expect you will see these efforts reflected in the products for the first time beginning with our back-to-school floor set. We also believe there is an opportunity to evolve the logo assortment. Historically, penetration of the logo business, which mainly refers to the conspicuous cross chest logo, has been in the mid to high 20%s as a percent of our total assortment. In 2014, we deliberately reduced that level significantly, particularly in the back half of the year where it was roughly halved and contributed approximately 12 percentage points to our down 10 comp. We believe there is a place for logo in our assortment. Short term, we plan to at least maintain our current levels of penetration, which should mean continued comp headwind, but at reduced rates in the first half of 2015 and then neutralizing as we get to the back half of the year. Long term, we will follow the customers' lead in determining the appropriate level of our logo assortment. Second, we are evaluating our global pricing and promotional strategies to simplify the customer shopping experience and appropriately position us competitively in each region. As you know, we conducted price tests in 11 northern UK stores during the fourth quarter where we reticketed most of the assortment down. Based on the test results, which were margin dollar accretive and our most recent competitive benchmarking, we expect to roll out the lower pricing to the rest of Europe in conjunction with the back-to-school floor set. Beyond that, we are committed to providing our customers choice and value through a balanced assortment at good, better and best price points. As an example, we are now featuring select styles with entry-level price points that are accessible to more customers through our Essentials and Must-Have collections. Third, we are experimenting with ways to improve our in-store customer experience with the principal objective of making the store more inviting and easier to shop. We are continuing the rollout of the successful new Hollister storefronts. In 2014, we rolled out the new storefront to about 50 US stores and 4 UK stores. We continue to be pleased with the results where we are seeing a double-digit increase percent improvement in traffic and a mid to high single digit improvement in sales and gross profit. For 2015, we expect to roll out the new Hollister storefronts to about 50 additional stores in the US and 20 additional stores in Europe. Inside the store, we are making adjustments to lighting, music and scent. In addition, we are adjusting the mix of hanging versus folded product and moving props, such as trees and lamps, to better showcase the merchandise. We also plan to experiment with new store formats with the goal of increasing capacity and productivity. As we transition to a more customer-centric store experience, this will be supported by new store training programs and a new store management incentive plan giving our store and district managers a greater stake in the performance of their stores. Finally, closing underperforming stores continues to be an important part of improving average store productivity. When determining to close a store, we consider store cash flow and mall positioning both at the present time, as well as the future outlook. In 2014, we closed 51 stores in the 3 THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us ©2015 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies. MARCH 24, 2015 / 2:00PM, ANF - Abercrombie & Fitch Co at Telsey Advisory Group Consumer Conference

US bringing our cumulative closures since 2010 to around 275 stores. We expect to maintain this rate of closures over the next few years and have retained significant flexibility with nearly 70% of our US leases expiring over the next three years. With regard to our European stores, while sales per square foot and profitability have declined in recent years, those figures still remain healthy in absolute terms with over 90% of our stores there still operating at four wall EBITDA above 20% and only a few below 10% in 2014. Obviously, there will be some impact from FX deterioration since then, but a great majority of our stores still generate healthy cash flow. While we only foresee closing a small number of stores in Europe, our lease terms there give us flexibility to exit over 50% of our leases in the next three years. Clearly, our top priority is turning around the comp sale trends with strategies discussed, including evolving the assortment, improving pricing and the customer experience. This will hopefully make the store closure discussion less relevant. Along with improving store productivity, we see investing in DTC and omnichannel as another key strategic priority. We are focused on delivering a consistent and seamless experience with an emphasis on site enhancements such as improved imagery, navigation and checkout along with mobile optimization. With our DTC margins over 30%, we have the confidence to continue to invest in this channel where we leverage a global footprint with over 40 localized sites, 10 different languages and regional or local fulfillment in the US, Europe, Asia, the Middle East and our newest center to fulfill our growing business in China. In addition, we are making significant investments in omnichannel capabilities. We now have ship from store in 375 US stores and order in-store in over 800 US stores, including 650 stores that are enabled with tablets and we will continue the rollout in 2015. We are also adding omnichannel capabilities in the UK, as well as piloting new capabilities in the US such as mobile cash wrap, reserve in store and pick up in-store. Turning to cost management, cumulative savings from our profit improvement initiative have now reached approximately $0.25 billion, a portion of which we reinvested in initiatives such as DTC, omnichannel and marketing. We've also been successful in reducing our average unit merchandise cost, which we expect to be down in the mid-single digits for 2015. As we move forward, we believe there is continued opportunity to reduce expense and we will make productivity and process improvement a way of life at the Company. From a capital expenditure standpoint, our philosophy remains to be highly disciplined in allocating capital to where it will derive the greatest return on a risk-adjusted basis. For 2015, we are targeting capital expenditure of approximately $150 million, which is prioritized towards DTC and IT investments to support our growth where we plan to expand, as I mentioned, our omnichannel capabilities and are close to completing the conversion of one of our distribution centers in Ohio to a dedicated direct-to-consumer facility. We are also focusing our CapEx on store updates, including the continued rollout of the Hollister storefronts and new stores, including selective international growth. It is important to note that we have focused on being more efficient in this area. This focus has resulted in approximately a 20% reduction in Hollister store buildout cost per square foot over the last several years. We continue to pursue opportunities to increase our brand reach. Selective international expansion remains an important part of our plan. We continue to be pleased with the performance of our new stores and for 2015, we plan to open 15 full-price stores in key international growth markets of China, Japan and the Middle East. In addition, we plan to continue to grow our outlet business by opening 11 new outlet stores in the US in 2015. US outlet stores' comp sales were up around 20% for the fourth quarter and we are pleased with the performance of our new outlet stores where productivity is 17% ahead of mall average and they are tracking to solid margin. We also see other opportunities to increase brand reach through wholesale, franchising and licensing. We began selling A&F merchandise through a wholesale arrangement with ASOS for Christmas and we were pleased with their performance in both sales and margin. We also announced our first franchising arrangement in Mexico, which includes both the A&F and Hollister brands and where our first stores are set to open in late spring of this year and our first licensing agreement with Inter Parfums to create, market and distribute new fragrance products. Finally, we are completing the transition to a fully branded model. We've completed the move of the remaining customer and product-facing functions in the past couple of months and are in the process of aligning incentive compensation with brand performance, which we believe will result in increased bottom-line accountability and brand differentiation. 4 THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us ©2015 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies. MARCH 24, 2015 / 2:00PM, ANF - Abercrombie & Fitch Co at Telsey Advisory Group Consumer Conference

Turning to our outlook for 2015, on our earnings call, we provided an outlook on elements of our performance for the year, but expect to resume providing comp sales and earnings per share guidance once we have greater visibility to the timing and impact of our strategic initiatives. Foreign currency exchange rates are expected to be a significant headwind to our results in 2015. As we said a few weeks ago, recasting adjusted 2014 results using spot rates at that time would have reduced sales by approximately $135 million and operating income by approximately $60 million net of a benefit from inventory hedges currently in place. Obviously, the euro has weakened further since then, which we will need to continue to monitor closely. In addition, and as I mentioned earlier, we expect the negative impact from reduced logo sales to modestly abate in the first half of the year and then neutralize in the second half. We expect the gross margin rate to be flat to slightly up for 2015 driven by AUC reductions offset by adverse currency effects and we are targeting capital expenditures of approximately $150 million for 2015. In addition, on our earnings call, we indicated a tax rate in the mid-40%s. As you know, this rate is sensitive to jurisdictional mix of earnings, including the impact of changes in FX. We are also projecting a weighted average share count of approximately 70 million shares, excluding the impact of a potential share buyback. With regard to our outlook on operating expense for 2015, I want to provide some additional color beyond what we referenced in our earnings call a couple of weeks ago. First, as I said a few moments ago, we regard ongoing expense reduction and efficiency improvements as being a way of life going forward. We have a strong track record over the past two years of achieving additional expense saves quarter by quarter. This will continue to be our focus going forward; although as in the past we won't count on savings until they are certain. With regard to specific puts and takes in 2015 expense, our outlook on the earnings call implied an expense reduction due to FX of around $60 million. On top of that, we have known savings today from the profit improvement initiative of around $30 million. Against those expense reductions, we are providing for the restoration of around $25 million in incentive and related accruals. Although this will obviously be a function of our performance for the year. In addition, we anticipate incremental investments in DTC and some other additional expenses to offset most of the net effect of those items. We expect the net impact on expense of store openings and closures to be neutral, although the net impact will be positive to EBIT since we are opening profitable stores while closing those that are underperforming. Excluded from our operating expense outlook is the expense management associated with changes in year-over-year comp sales. Also excluded from our operating expense outlook are potential impairment and store closing charges and other potential business transformation and restructuring charges. That brings us to the end of our brief prepared remarks this morning. As we look forward to 2015 and beyond, there is much work ahead of us, but we are encouraged and believe that the many changes we are making will be significant in driving our business forward. Thank you. Dana Telsey - Telsey Advisory Group - Analyst (inaudible - microphone inaccessible) Joanne Crevoiserat - Abercrombie & Fitch Co. - EVP & CFO Thanks, Dana. 5 THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us ©2015 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies. MARCH 24, 2015 / 2:00PM, ANF - Abercrombie & Fitch Co at Telsey Advisory Group Consumer Conference

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